CA Technologies Updates FY 2014 Outlook
Following Favorable Resolution of a U.S. Tax Matter
New Ranges for GAAP and Non-GAAP Diluted EPS and CFFO Include Benefit of a Discrete Tax Item
NEW YORK, N.Y. May 9, 2013 – CA Technologies (NASDAQ:CA) today announced it is updating its fiscal year 2014 outlook for GAAP and non-GAAP diluted earnings per share, cash flow from continuing operations, and its GAAP and non-GAAP effective tax rate following completion of an Internal Revenue Service appeals process relating to the examination of its federal income tax returns for fiscal years 2005, 2006 and 2007.
The Company now expects a fiscal year 2014 GAAP and non-GAAP effective tax rate of approximately 14 percent. Previously the Company expected a fiscal year 2014 GAAP and non-GAAP effective tax rate of approximately 31 percent.
The Company said it expects to record a benefit of approximately $165 million to $185 million to GAAP income in the first quarter of fiscal year 2014 from the reversal of the previous accounting accrual related to this matter. The benefit will affect non-GAAP income over the course of fiscal year 2014.
The Company also expects to receive a cash refund of approximately $70 million to $80 million by the end of the second quarter of fiscal year 2014.
The Company previously disclosed the potentially favorable resolution of the U.S. tax matter during its financial analyst briefing on May 7, 2013.
The following outlook, which represents "forward-looking statements" (as defined below), takes into account the adjustment for internally developed software costs, the costs and payments associated with a rebalancing charge announced on May 7, 2013 and the resolution of the U.S. tax matter mentioned above.
The Company expects the following:

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GAAP diluted earnings per share decline in constant currency in a range of minus 11 percent to minus 6 percent. At March 31, 2013 exchange rates, this translates to GAAP reported diluted earnings per share of $1.84 to $1.94. Previous outlook projected a decline in GAAP diluted earnings per share in constant currency in a range of minus 29 percent to minus 25 percent.

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Non-GAAP diluted earnings per share growth in constant currency in a range of 16 percent to 20 percent. At March 31, 2013 exchange rates, this translates to reported non-GAAP diluted earnings per share of $2.93 to $3.03. Previous outlook projected a decline in non-GAAP diluted earnings per share in constant currency in a range of minus 7 percent to minus 4 percent.

•
Cash flow from continuing operations decline in a range of minus 30 percent to minus 24 percent in constant currency. At March 31, 2013 exchange rates, this translates to reported cash flow from continuing operations of $970 million to $1.05 billion. Previous outlook projected a decline in cash flow from continuing operations in a range of minus 35 percent to minus 29 percent in constant currency.

•
Total revenue outlook is unchanged and projects a decrease in a range of minus 4 percent to minus 2 percent in constant currency.  At March 31, 2013 exchange rates, this translates to reported revenue of $4.43 billion to $4.52 billion.

As it previously stated, the Company expects its product offerings and go-to-market strategy will evolve in future periods and that these product offerings will become available at more frequent intervals than in historical release cycles. The Company also expects a more extensive adoption of agile development methodologies, which are characterized by a more dynamic development process. The Company expects this will result in commencing capitalization much later in the development life cycle. As a result, product development and enhancement expenses are expected to increase in future periods as the amount capitalized for internally developed software costs decreases. Due to this change, beginning in the first quarter of fiscal year 2014, the Company will expense research and development costs for internally developed products as they are incurred. The fiscal year 2014 outlook for non-GAAP measures will be adjusted for internally developed software and also exclude the costs and payments associated with the rebalancing charge.
Outlook for cash flow from continuing operations is being adversely affected by costs associated with the rebalancing of resources during the fiscal year, an expected increase in cash taxes and an increase in cash outflows relating to product development and enhancement expenses for fiscal 2014.  In fiscal year 2013, cash flow from continuing operations does not reflect $165 million of capitalized software development costs that appears as an investment activity in our Statement of Cash Flows.
This outlook also assumes no material acquisitions and a partial currency hedge of operating income. The Company continues to expect a full-year GAAP operating margin of 23 percent and non-GAAP operating margin of 36 percent.
The Company anticipates approximately 432 million shares outstanding at fiscal year 2014 year-end and weighted average diluted shares outstanding of approximately 441 million for the fiscal year.
Slides presented at CA Technologies investor briefing on May 7, 2013 have been updated to reflect the impact of the U.S. tax matter mentioned above and can be accessed at http://ca.com/invest.
Non-GAAP Financial Measures
This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, fiscal year 2007 restructuring costs and certain other gains and losses, which includes the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. In fiscal year 2011, non-GAAP income also excludes recoveries and certain costs associated with derivative litigation matters. Beginning in the first quarter of fiscal year 2014, the Company will expense all costs for internally developed software in the period incurred and add back the amortization expense for internally developed software products from these non-GAAP metrics. Also beginning in the first quarter of fiscal year 2014, the Company will exclude charges relating to rebalancing initiatives that are large enough to require approval from the Company’s Board of Directors. The effective tax rate on GAAP and non-GAAP income from operations is the Company's provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from continuing operations, respectively. These tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods. Adjusted cash flow from operations excludes restructuring and other payments. Beginning in the first quarter of fiscal year 2014, the Company will also adjust this metric for both the amount of capitalized software development and the payments associated with rebalancing initiatives that are large enough to require approval from the Company’s Board of Directors. Free cash flow excludes purchases of property, equipment and capitalized software development costs. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of our prior fiscal year (i.e., March 31, 2012, March 31, 2011 and March 31, 2010, respectively). Constant currency excludes the impacts from the Company's hedging program. The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.
Cautionary Statement Regarding Forward-Looking Statements
The declaration and payment of future dividends is subject to the determination of the Company's Board of Directors, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.
Repurchases under the Company's stock repurchase program are expected to be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program, which is authorized through the fiscal year ending March 31, 2014, does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion.
Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions relating to the future) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company's strategy by, among other things, effectively rebalancing the Company's sales force to enable the Company to maintain and enhance its strong relationships in its traditional customer base of large enterprises and to increase penetration in growth markets and with large enterprises that have not historically been significant customers, enabling the sales force to sell new products, improving the Company's brand in the marketplace and ensuring the Company's set of cloud computing, application development and IT operations (DevOps), Software-as-a-Service, mobile device management and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company's traditional products or its profitability; global economic factors or political events beyond the Company's control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; the failure to adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the failure to expand partner programs; the ability to retain and attract adequate qualified personnel; the ability to integrate acquired companies and products into existing businesses; the ability to adequately manage, evolve and protect managerial and financial reporting systems and processes; the ability of the Company's products to remain compatible with ever-changing operating environments; breaches of the Company's software products and the Company's and customers' data centers and IT environments; discovery of errors or omissions in the Company's software products or documentation and potential product liability claims; the failure to protect the Company's intellectual property rights and source code; risks associated with sales to government customers; access to software licensed from third parties; risks associated with the use of software from open source code sources; events or circumstances that would require us to record an impairment charge relating to our goodwill or capitalized software and other intangible asset balances; access to third-party code and specifications for the development of code; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company's license agreements as well as the timing of orders from customers and channel partners; the failure to renew large license transactions on a satisfactory basis; changes in market conditions or the Company's credit ratings; fluctuations in foreign currencies; the failure to effectively execute the Company's workforce reductions, workforce re-balancing and facility consolidations; successful outsourcing of various functions to third parties; potential tax liabilities; acquisition opportunities that may or may not arise; and other factors described more fully in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Copyright © 2013 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
Contacts:
Dan Kaferle                                    Kelsey Turcotte
Public Relations                              Investor Relations
(631) 342-2111                              (212) 415-6844
daniel.kaferle@ca.com                     kelsey.turcotte@ca.com

CA Technologies
Reconciliation of Revised Projected GAAP Metrics to Revised Projected Non-GAAP Metrics
(unaudited)

	Fiscal Year Ending
Revised Projected Diluted EPS from Continuing Operations	March 31, 2014

Revised Projected GAAP diluted EPS from continuing operations range	$1.84	to	$1.94

Non-GAAP adjustments, net of taxes:
Purchased software and other intangibles amortization	0.35		0.35
Rebalancing expense	0.29		0.29
Internally developed software products, net (1)	0.26		0.26
Share-based compensation	0.19		0.19

Revised Projected non-GAAP diluted EPS from continuing operations range	$2.93	to	$3.03

	Fiscal Year Ending
Projected Operating Margin	March 31, 2014

Projected GAAP operating margin	23%

Non-GAAP adjustments:
Purchased software and other intangibles amortization	4%
Rebalancing expense	4%
Internally developed software products, net (1)	3%
Share-based compensation	2%

Projected non-GAAP operating margin	36%

(1) Beginning in the first quarter of fiscal year 2014, the Company will expense all costs for internally developed software in the period incurred, and add back the amortization expense for internally developed software products from these non-GAAP metrics.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.